Exhibit 21

Item	Entity Name	Domicile
1	1227844 Ontario Ltd.	Ontario
2	Affiliate Investment, Inc.	DE
3	Affiliate Relations Holdings, Inc.	DE
4	Affiliate Sales & Marketing, Inc.	DE
5	AI 2, Inc.	DE
6	AMI 2, Inc.	DE
7	Backcountry De Costa Rica Sociedad De Responsabilidad Limitada	Costa Rica
8	Backcountry.com, Inc.	UT
9	Big Horn Alternative Energy, LLC	DE
10	Bodybuilding.com, LLC	DE
11	Bodybuilding.com, Sociedad De Responsiabilidad Limitada	Costa Rica
12	BuySeasons, Inc.	DE
13	CDirect Mexico I, Inc.	DE
14	CDirect Mexico II, Inc.	DE
15	Celebrate Interactive Holdings, LLC	DE
16	Celebrate Interactive, Inc.	DE
17	Centennial Rural Development, inc.	DE
18	City Cycle, Inc.	AR
19	Commerce Technologies, Inc. [dba Commerce Hub]	NY
20	Cool Kicks Media, LLC	DE
21	Diamonique Canada Holdings, Inc.	DE
22	DMS DE, Inc.	DE
23	ER Development International, Inc. (dba QVC International Development)	PA
24	ER Marks, Inc.	DE
25	Evite, Inc.	DE
26	GiftCo, Inc.	DE
27	Higher Power Nutrition Common Holdings, LLC	DE
28	IC Marks, Inc.	DE
29	IM Experience, Inc.	PA
30	Influence Marketing Corp (dba QVC @ theMall) [Unlimited Liability Corp.]	Nova Scotia
31	Influence Marketing Services, Inc.	Ontario
32	Innovative Retailing, Inc.	DE
33	iQVC GmbH	Germany
34	Liberty Alta, Inc.	DE
35	Liberty Alternative Energy, LLC	DE
36	Liberty CDE Investments, Inc.	DE
37	Liberty Clean Fuels, Inc.	DE
38	Liberty Interactive Advertising, LLC d/b/a Liberty Advertising	DE
39	Liberty Interactive, LLC	DE
40	Liberty Protein, Inc.	DE
41	Liberty QVC Holding, LLC	DE
42	Liberty USA Holdings, LLC	DE
43	LMC Lockerz, LLC	DE
44	LMC Right Start, Inc.	DE

45	LMC Social, LLC	DE
46	Lockerz, LLC	DE
47	NSTBC, Inc.	DE
48	Provide Berries, Inc.	DE
49	Provide Cards, Inc.	CA
50	Provide Commerce, Inc. (dba Shari's Berries)	DE
51	Provide Creations, Inc., d/b/a Personal Creations	DE
52	Provide Gifts, Inc. (dba RedEnvelope)	DE
53	Q The Music, Inc.	DE
54	QC Marks, Inc.	DE
55	QDirect Ventures, Inc. (fka Qdirect, Inc.)	DE
56	QExhibits, Inc.	DE
57	QHealth, Inc.	DE
58	QK Holdings, LLC (fka QK Holdings, Inc.)	DE
59	QLocal, Inc. (fka QVC Local, Inc.)[dba QVC Productions; QVC Remote Productions]	DE
60	QVC [English Unlimited Liability Company]	UK
61	QVC Britain [English Unlimited Liability Company]	UK
62	QVC Britain I Limited [English limited liability company]	England
63	QVC Britain I, Inc.	UK
64	QVC Britain II, Inc.	UK
65	QVC Britain III, Inc.	UK
66	QVC Call Center GmbH & Co. KG	Germany
67	QVC Call Center Vërwaltungs-GmbH	Germany
68	QVC Cayman Holdings LLC	DE
69	QVC Cayman, Ltd.	Cayman
70	QVC Chesapeake, Inc.	VA
71	QVC China Domain Limited (fka QVC Pacific international Limited; Discerning Holdings Limited	Hong Kong
72	QVC China, Inc.	DE
73	QVC Delaware, Inc.	DE
74	QVC Deutschland GP, Inc.	DE
75	QVC Deutschland Inc. & Co. KG (a partnership) (fka QVC Deutschland GmbH)	Germany
76	QVC eDistribution Inc. & Co. KG	Germany
77	QVC eProperty Management GmbH & Co. KG	Germany
78	QVC eService Inc. & Co. KG	Germany
79	QVC Germany I LLC (fka QVC Germany I, Inc.)	DE
80	QVC Germany II LLC (fka QVC Germany II, Inc.)	DE
81	QVC Global DDGS, Inc.	DE
82	QVC Grundstücksverwaltungs GmbH	Germany
83	QVC GV Real Estate GmbH & Co. KG	Germany
84	QVC Handel GmbH	Germany
85	QVC India, Ltd.	DE
86	QVC Information and Technologies (Shenzhen) Co., Ltd	China
87	QVC International LLC (fka QVC International, Inc.)	DE
88	QVC International Management LLC & Co KG (a partnership)	Germany
89	QVC Italia S.r.l. [Italian limited liability company]	Italy
90	QVC Italy Holdings, LLC	DE

91	QVC Japan Holdings, Inc.	DE
92	QVC Japan Services, Inc.	DE
93	QVC Japan, Inc.	Japan
94	QVC Mexico II, Inc.	DE
95	QVC Mexico III, Inc.	DE
96	QVC Mexico, Inc.	DE
97	QVC of Thailand, Inc.	DE
98	QVC Pension Trustee Limited	UK
99	QVC Productworks, Inc.	DE
100	QVC Properties, Ltd.	UK
101	QVC Publishing, Inc.	DE
102	QVC Realty, Inc.	PA
103	QVC Rocky Mount, Inc.	NC
104	QVC RS Naples, Inc.	FL
105	QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
106	QVC Satellite, Ltd	Japan
107	QVC Shop International, Inc. (f/k/a EZShop International, Inc.)	DE
108	QVC St. Lucie, Inc.	FL
109	QVC Studio GmbH	Germany
110	QVC Suffolk, Inc. (fka CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
111	QVC TX, LLC	DE
112	QVC UK Holdings Limited	England-Wales
113	QVC, Inc.	DE
114	QVC-QRT, Inc.	DE
115	RS Marks, Inc.	DE
116	RS Mebane, Inc.	NC
117	RS Myrtle Beach, Inc.	SC
118	Savor North Carolina, Inc.	NC
119	TATV, Inc.	DE
120	TBH Marks, Inc.	DE
121	TOBH, Inc.	DE